UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2008

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31973 (Commission File Number)	04-3372365 (IRS Employer Identification No.)

65 Middlesex Road Tyngsboro, Massachusetts 01879 (Address of Principal Executive Offices) (Zip Code)

(978) 694-9121 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

                On June 13, 2008, Beacon Power Corporation issued a press release announcing that it has received a non-binding commitment for up to $5 million in loans that will help fund expansion of its production facility and create new clean technology jobs. Through a collaborative agreement, MassDevelopment’s Emerging Technology Fund and the Massachusetts Technology Collaborative (MTC) have each agreed to provide Beacon with $2.5 million. Final documents are now being prepared and the transaction is expected to close within the next few weeks.

Item 9.01.              Financial Statements and Exhibits.

                (d)           Exhibits.

99.1	Press release of Beacon Power Corporation dated June 13, 2008 announcing that is has received a non-binding commitment for a $5 million loan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: June 16, 2008	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Beacon Power Corporation dated June 13, 2008 announcing that it has received a non-binding commitment for a $5 million loan.